AGREEMENT OF LIMITED PARTNERSHIP OF

                         Gemini Health Technologies L.P.

                         A DELAWARE LIMITED PARTNERSHIP
                         ------------------------------

THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") of Gemini Health Technologies L.P. (the "Partnership") dated as of the 18th day of June, 1998 is entered into by and between EPi Health Technologies, Inc., a Delaware corporation, as general partner (the "Company" or the "General Partner") and Krishna and Shaskikala Jayaraman, as limited partners (collectively the "Jayaramans" or the "Limited Partners" and collectively with the General Partner, the "Partners").

                                    RECITALS
                                    --------

         WHEREAS, the Partners desire to form a limited partnership under the Act for the purposes and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
1

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.1 Definitions: For purposes of this Agreement, the following capitalized terms are defined as follows:

         1.1.1 "Act" shall mean the Revised Limited Partnership Act of the State of Delaware, as amended, replaced, modified or supplemented from time to time.

         1.1.2 "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                    (i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulation Section 1.704- 1(b)(2)(ii)(C); and

                    (ii) Debit to such Capital Account the items described in Regulation Section 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

                    The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation
                    Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently.

         1.1.3 "Affiliate" of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by or is under common control with, such first Person. For the purpose of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                                        1

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         1.1.4      "Agreement" shall mean this Agreement of the Limited
                    Partnership of the Partnership, as it may be amended from time to time.

         1.1.5 "Book Basis" of a Partnership asset shall mean the asset's adjusted tax basis, as determined for federal income tax purposes; provided, however, that (i) if Property is contributed to the Partnership the initial Book Basis of such Property shall be its fair market value on the date of contribution; (ii) if the Capital Accounts of the Partnership are adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Partnership's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Regulation; and (iii) the Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in Regulation Section 1.704-1(b)(2)(iv)(g).

         1.1.6 "Business Day" shall mean a day other than a Saturday, Sunday or day on which banks in the State of Florida are required or authorized to close.

         1.1.7 "Capital Account" for any Partner shall mean such Partner's capital account determined in accordance with Section 4.1.

         1.1.8 "Capital Contributions" for any Partner shall mean the contribution(s) by such Partner of Property to the capital of the Partnership.

         1.1.9 "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership in the form attached hereto as Exhibit A.

         1.1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.1.11 "Commission" shall mean the United States Securities and Exchange Commission.

         1.1.12 "Common Stock" has the meaning set forth in the Exchange Agreement.

         1.1.13 "Contribution Agreement" shall mean the Contribution Agreement dated as of the Effective Date between the Partnership, the Limited Partners and the Company in the form attached hereto as Exhibit B.

         1.1.14 "Deemed Value" shall mean as of any date, the total number of share of Common Stock issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of Common Stock on such date divided by the Percentage Interest of the Company on such date.

         1.1.15 "Earn-Outs" shall mean the additional shares of Common Stock that may be issued pursuant to (i) Section 3.6 of the Agreement of Merger and Plan of Reorganization among Electropharmacology, Inc., EPi Sub Inc. and HealthTech Development Inc. and (ii) Section 4.1 of the Contribution Agreement.

         1.1.16     "Effective Date" shall mean the date of this Agreement.

                                        2

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         1.1.17     "Exchange Agreement" shall mean the Unit Exchange Agreement dated as of the Effective Date among the Partnership, the Company and Gemini in the form attached hereto as Exhibit C.

         1.1.18 "Fair Market Value" shall mean, with respect to a share of Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Committee, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate and provided further that, in connection with determining the Deemed Value of the Partnership Units for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an offering of Common Stock, then the Fair Market Value of the Common Stock shall be the offering price per share of the Common Stock sold.

         1.1.19 "Fiscal Year" shall mean the year end of the Partnership as determined pursuant to Section 9.4.

         1.1.19a "Gemini" shall mean Gemini Biotech L.P., a Texas limited partnership.

         1.1.20 "Gemini Non-Competition Agreement" shall mean the Non-Competition Agreement dated as of the Effective Date between the Partnership, Gemini and certain Affiliates of Gemini in the form attached hereto as Exhibit D.

         1.1.21 "General Partner" shall mean EPi HealthTech Inc., a Delaware corporation, and any other Person permitted to act as a general partner from time to time pursuant to the provisions of this Agreement, for so long as such Person is a General Partner hereunder.

         1.1.22     "IRS" shall mean the U.S. Internal Revenue Service.

         1.1.23 "Limited Partners" shall mean Krishna Jayarmanan and Shashikala Jayaraman.


                                        3

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         1.1.24     "Net Profits" or "Net Loss" shall mean for each Fiscal Year or other period, the taxable income or loss of the Partnership determined in accordance with the accounting methods used by the Partnership for U.S. federal income tax purposes with the following adjustments:

                           (i) all items of income gain, loss or deduction allocated pursuant to Section 4.4 shall not be taken into account in computing taxable income or loss;

                           (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Profits and Net Losses shall be added to such taxable income or loss;

                           (iii) if the book value for Capital Account purposes of any asset differs from its adjusted basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such book value;

                           (iv) upon an adjustment to the book value for Capital Account purposes of any asset, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss;

                           (v) if the book value for Capital Account purposes of any asset differs from its adjusted basis for U.S. federal income tax purposes the amount of depreciation, amortization or other cost recovery deductions with respect to such asset shall for purposes of determining Net Profits and Net Losses be an amount that bears the same ratio to such book value for Capital Account purposes as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted basis; and

                           (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be treated as deductible items.

         1.1.25     "Nonrecourse Deductions" has the meaning given in Regulation
                    Section 1.704-2(b)(1).

         1.1.26     "Nonrecourse Liability" has the meaning given in Regulation
                    Section 1.752-1(a)(2).

         1.1.27 "Option Plan" shall mean the 1993 Stock Option Plan of the Company, as amended December 13, 1996.

         1.1.28 "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.740-2(i)(3).

         1.1.29 "Partner Nonrecourse Debt" has the meaning given in Regulation Section 1.704-2(b)(4).


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         1.1.30     "Partner Nonrecourse Debt Minimum Gain" shall mean an
                    amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

         1.1.31 "Partner Nonrecourse Deductions" shall mean the partner nonrecourse deductions as defined in Regulations Section 1.704-(2)(i)(2).

         1.1.32 "Partners" shall mean the General Partner and the Limited Partners.

         1.1.33 "Partnership" shall mean Gemini Health Technologies L.P., a Delaware limited partnership.

         1.1.34 "Partnership Units" shall mean the interest in the Partnership of a Partner. A Partner's ownership equity interest in the Partnership is represented by the number of Partnership Units such Partner holds, as set forth on Exhibit E of this Agreement, which may be modified from time to time when additional Partnership Units are issued or Partnership Units are exchanged or assigned.

         1.1.35 "Partnership Minimum Gain" has the meaning given in Regulation Section 1.704-2(b)(2) and 1.704-2(d).

         1.1.36 "Percentage Interest" shall mean the ratio, expressed as a percentage, that the number of Partnership Units held by a Partner bears to the total number of Partnership Units outstanding.

         1.1.37 "Permitted Transferee" shall mean, (i) in the case of the Company, any Affiliate of the Company and (ii) in the case of Gemini, Krishna Jayaraman and Shashikala Jayaraman.

         1.1.38 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, limited liability company, corporation or other entity.

         1.1.39 "Property" shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including cash, cash equivalents, general intangibles, real estate, equipment, inventory, goods and intellectual property.

         1.1.40 "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         1.1.41 "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.


                                        5

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         1.1.42     "Technology" shall mean all technologies, patented or
                    unpatented, patentable or unpatentable, developed by or on behalf of, or assigned or assignable to Company or Gemini.

         1.1.43 "Transfer" shall mean any transfer, alienation, sale, assignment, pledge or other disposition or encumbrance, whether voluntarily or involuntarily, and shall include any direct or indirect change in control of a Person.

1.2 Interpretation: The following provisions shall govern the interpretation of this Agreement:

         1.2.1 The singular form of any word used herein, including the terms defined in Section 1.1., include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

         1.2.2 Unless otherwise expressly indicated, all references herein to "Articles", "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

         1.2.3 The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

         1.2.4 Each reference herein to any agreement, instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

                                    ARTICLE 2
                                    ---------

                            ORGANIZATION AND PURPOSE
                            ------------------------

2.1 Formation: Subject to the provisions of this Agreement, the Partnership shall be a limited partnership pursuant to the provisions of the Act. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by this Agreement and the Act.

2.2 Name: The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Gemini Health Technologies L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate of the General Partner.

2.3 Purpose: The purpose and business of the Partnership shall be to, directly or indirectly:

         2.3.1 develop and exploit the Technology in such manner as the General Partner deems appropriate;

         2.3.2 acquire, hold, own, operate, lease, manage, maintain, improve, repair, replace, reconstruct, sell or otherwise dispose of and use the Property of the Partnership; and

         2.3.3 enter into any lawful transaction and engage in any lawful activity incidental to or in furtherance of the foregoing purposes.

2.4 Registered Office and Principal Place of Business: The registered office of the Partnership in the State of Delaware shall be located at c/o Corporation Service Company, 1013 Center Road, Wilmington, Delaware, 19801, and the registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 2301 N.W. 33rd Court, Suite 102, Pompano Beach, Florida 33069 or such other place as the General Partner may from time to time designate.

2.5 Term: The Partnership's term shall commence on the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware and shall terminate on December 31, 2047 or as otherwise provided by this Agreement or by law.

2.6 Documents: The Partnership shall file the documents necessary to comply with the requirements of the laws of the State of Delaware for the formation, continuation and operation of a limited partnership. The General Partner agrees to execute all documents and to undertake all other acts, as reasonably may be deemed necessary, in order to comply with the requirements of the laws of the State of Delaware for the continuation and operation of limited partnerships.

2.7 Title to Partnership Property: All Property owned by the Partnership, whether real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such Property.

2.8 Qualifications: The General Partner shall cause the Partnership to comply with the laws of any jurisdiction where the Partnership engages in business for the operation of a foreign limited partnership. The General Partner agrees to execute and deliver all documents and to undertake all other acts, as reasonably may be deemed necessary, in order to comply with the requirements of the laws of any other jurisdiction where the Partnership engages in business for the formation, continuation and operation of a foreign limited partnership.


                                    ARTICLE 3
                                    ---------

                            CAPITAL CONTRIBUTIONS AND
                            -------------------------
                        FINANCIAL OBLIGATIONS OF PARTNERS
                        ---------------------------------

3.1 Initial Capital Contributions.: On the Effective Date, (i) the Company shall make an initial Capital Contribution to the Partnership of the Company Contributed Property (as defined in the Contribution Agreement) and (ii) Jayaramans shall make an initial Capital Contribution to the Partnership of the Jayaramans Contributed Property (as defined in the Jayarmans Contribution Agreement). On the Effective Date, the Company and Gemini shall each own the number of Partnership Units set forth on Exhibit E.


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3.2      Additional Capital Contributions: No Partner is required to make any additional Capital Contribution to the Partnership beyond its initial Capital Contribution, provided that if the Company (i) makes a primary offering of Common Stock, it shall invest the net proceeds of such offering in the Partnership in exchange for a number of Partnership Units determined as set forth below and (ii) if the Company issues any shares of Common Stock in exchange for Property, it shall contribute such Property to the Partnership in exchange for a number of Partnership Units determined as set forth below. The number of Partnership Units to be issued pursuant to clauses (i) and (ii) shall be calculated as follows:

                           APU = (CC/DV) x TPU

         where

         APU        =      number of additional Partnership Units to be issued

         CC         =      in the ease of a contribution of Property other
                           than cash, the fair value of the Capital
                           Contribution; in the case of a contribution of cash, the amount of such cash, provided, however, that in the case of a contribution by the Company of cash proceeds from a public or private Common Stock offering, the amount of cash for this purpose shall be determined without reduction for expenses of such offering

         DV         =      Deemed Value of the Partnership Units as of the date
                           of such Capital Contribution

         TPU        =      total number of Partnership Units outstanding
                           immediately prior to the Capital Contribution

3.3 Issuance of Common Stock Pursuant to Options: If at any time the Company issue shares of Common Stock pursuant to the Option Plan, it will contribute the proceeds therefrom (if any) to the Partnership as an additional Capital Contribution.

3.4 Issuance of Common Stock Pursuant to Earn-Outs: If at any time the Company issue shares of Common Stock pursuant to the Earn-Outs, the Partnership shall issue to the Company additional Partnership Units equal to the number of shares of Common Stock so issued, it being agreed that such Partnership Units shall be issued notwithstanding that no proceeds are received by the Company with respect to such issuance. The number of shares of Common Stock to be issued pursuant to this
         Section 3.4, shall be adjusted in accordance with the provisions of
         Article III of the Exchange Agreement, if applicable.

3.5 No Interest on Contributions or Capital Accounts: No Partner shall be entitled to interest on its Capital Contributions or on balances in its Capital Account..

3.6 Return of Capital Contributions and Capital Accounts: No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution or its Capital Account for so long as the Partnership continues in existence.

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3.7      Liability of Limited Partners: Except to the extent provided by applicable law, no Limited Partner shall be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. Except to the extent provided herein and by applicable law, a Limited Partner shall have no liability in excess of the amount of its Capital Contributions and its share of the Partnership's Property and undistributed profits and shall not be required to repay to the Partnership, to any Partner or to any creditor of the Partnership any portion or all of any negative balance of its Capital Account.

3.8 Liability of General Partner: The General Partner is not personally liable to the Limited Partners for repayment of the Limited Partners' Capital Contribution. The General Partner shall have unlimited liability for the debts, liabilities, obligations and losses of the Partnership.

                                    ARTICLE 4
                                    ---------

                                CAPITAL ACCOUNTS
                                ----------------
            ALLOCATIONS OF NET PROFITS AND NET LOSSES AND TAX MATTERS
            ---------------------------------------------------------

4.1 Capital Accounts: A separate capital account (a "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contributions, all Net Profits allocated to such Partner pursuant to
         Section 4.2 including any items of income or gain specially allocated pursuant to Section 4.3 and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner; and shall be debited with all Net Losses allocated to such Partner pursuant to Section 4.2 including any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 4.3, all cash and the fair market value of any Property (net of liabilities assumed by such Partner and the liabilities to which such Property is subject) distributed by the Partnership and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any Property contributed by such Partner to the Partnership. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Regulation
         Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any Section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Partnership Interest in accordance with the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

4.2 Allocations of Net Profits and Net Losses: Except as otherwise provided in this Agreement, Net Profits and Net Losses of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests.

4.3      Mandatory Allocations:

         4.3.1 Minimum Gain Chargeback: Except as otherwise provided in Regulation Section 1.704- 2(f), notwithstanding any other provisions of this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulation Section 1.704-2(g). Allocations pursuant to the

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
                    previous sentence shall be made in proportion to the respective amounts required to allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.3.1 is
                    intended to comply with the minimum gain chargeback requirement in such sections of the Regulations and shall be interpreted consistently therewith.

         4.3.2 Partner Minimum Gain Chargeback: Except as otherwise provided in Section 1.704- 2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt for any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulation Section 1.704- 2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulation
                    Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3.2 is intended to comply with the partner minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

         4.3.3 Qualified Income Offset: In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that cause or increase an Adjusted Capital Account Deficit of such Partner, items of income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This
                    Section 4.3.3 is intended to constitute a "Qualified Income Offset" within the meaning of Regulation Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.

         4.3.4 No Excess Deficit: To the extent that any Partner has or would have, as a result of any allocation of Partnership loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Partnership loss (or item thereof) shall be allocated to the other Partners in accordance with Section 4.2, but in a manner which will not produce an Adjusted Capital Account Deficit at to such Partners.

         4.3.5 Gross Income Allocation: In the event any Partner has a deficit Capital Account balance at the end of any Fiscal Year or other period that is in excess of the Adjusted Capital Account Deficit for such Partner, then such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3.5 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.3.5 were not in this Agreement.

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


         4.3.6 Nonrecourse Deductions: Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partners in accordance with their Percentage Interest.

         4.3.7 Partner Nonrecourse Deductions: Partner Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

4.4 Tax and Code Section 704(c) Allocations: For U.S. Federal income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Net Profits and Net Losses and specially allocated items are allocated for Capital Account purposes; provided that with respect to any Property of the Partnership that has been reflected in the Partners' Capital Accounts at a value that differs from the adjusted basis for U.S. Federal income tax purposes of the Property, items of depreciation, amortization, and gain or loss, as computed for federal income tax purposes, shall be allocated between the Partners so as to take account of the variation between the adjusted basis, for U.S. Federal income tax purposes, of such Property and the value at which such Property is reflected in the Partners' Capital Accounts, in accordance with Code Section 704(c) and Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i).

4.5 Reversal of Allocations: Any special allocations of items of income, gains, losses or deductions pursuant to Section 4.3 shall, to the extent possible, be reversed in computing subsequent allocations of Net Profits and Net Loss pursuant to this Article 4, so that the net amount of any item so allocated and the Net Profits and Net Loss and all other items allocated to each Partner pursuant to this Article 4 shall, to the extent possible, equal the net amount that would have been allocated to each such Partner pursuant to the provisions of this
         Article 4 had such special allocations pursuant to Section 4.3 not been made.

4.6 Revaluation Adjustments: The General Partner, upon advice of the Partnership's tax counsel that the Partnership is authorized pursuant to the provisions of Regulation Section 1.704-1(b)(2)(iv)(f), and that it is in the Partners' interest to do so, shall cause an increase or decrease in the Partners' Capital Accounts to reflect a revaluation of Partnership Property (including intangible assets such as goodwill) on the Partnership books. Any such revaluation shall be made strictly in compliance with the provisions of Regulation Section 1.704-1(b)(2)(iv)(f).

4.7 Required General Partner Allocation: Notwithstanding anything to the contrary contained herein, unless otherwise required by Code Section 734(b) or 704(c) or the Regulations applicable thereto, the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit shall be equal to at least one percent (1%) at all times during the existence of the Partnership.


                                    ARTICLE 5
                                    ---------

                                  DISTRIBUTIONS
                                  -------------

5.1 Distributions: Subject to Section 8.3, the amount and timing of distributions by the Partnership shall be determined in the discretion of the General Partner. Subject to Section 8.3, all distributions to the Partners shall be in proportion to their Partnership Units. For purposes of this Section 5.1 the Partnership Units of the Partners shall be determined as of the date of any such distribution.

5.2 Nature of Distributions: Distributions may be made in cash or other Property, or both, in the discretion of the General Partner.


                                    ARTICLE 6
                                    ---------

                     POWERS AND OBLIGATIONS OF THE PARTNERS
                     --------------------------------------

6.1 General Partner to Manage Business: The General Partner shall be responsible for managing the affairs of the Partnership. The General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Partnership; provided however, that the day to day activities of the Partnership shall be managed by the Partnership's officers, chosen by and subject to the supervision of the General Partner. The General Partner shall make all Partnership decisions, and shall specifically have the authority to hire attorneys, accountants, and any other consultants or employees. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it under this Agreement.

6.2 Powers of General Partner: The General Partner shall possess and enjoy, without the need to obtain the consent of the Limited Partners, all the rights and powers necessary or desirable to carry out the purposes and business of the Partnership, and all of the power and authority as may be specifically stated in this Agreement or as may be otherwise provided by law, including, but not limited to, the power to:

         6.2.1 make all decisions concerning the operational aspects of the Partnership;

         6.2.2 pay from Partnership assets all expenses of organizing and conducting the business of the Partnership;

         6.2.3 make and enter into such contracts and incur expenses on behalf of the Partnership as the General Partner deems necessary or appropriate for the efficient conduct and operation of the Partnership's business;

         6.2.4 open bank accounts, savings accounts and other accounts and designate authorized signatories for such accounts;

         6.2.5 compromise, submit to arbitration, sue on or defend all claims in favor of or against the Partnership; commence or defend litigation that pertains to the Partnership or any Partnership Property, and arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

         6.2.6 do all acts the General Partner deems necessary or appropriate for the protection and preservation of the Partnership's Property;

         6.2.7 make distributions and allocations to the Partners in accordance with Article 5 hereof;

         6.2.8 designate officers of the Partnership as authorized signatories with the authority to execute on behalf of the Partnership any documents or instruments of any kind that the General Partner may deem appropriate or advisable to carry out the purposes of the Partnership;

         6.2.9 arrange for the preparation, execution and filing of federal, state and local income tax returns and pay any taxes on behalf of the Partnership, and contest any determination by the Internal Revenue Service that the General Partner deems to be adverse to the best interest of the Partnership;

         6.2.10 make all payments required of the Partnership under the terms of this Agreement, including such payments, fees and reimbursements as the General Partner, or any of its Affiliates, may be entitled to receive under the terms of this Agreement;

         6.2.11 invest Partnership funds on a temporary basis pending distribution, in such investments as the General Partner determines appropriate;

         6.2.12 employ Persons (including any Affiliate of a General Partner) for the operation and management of the Partnership and engage such other experts and advisers as the General Partner may deem necessary or advisable, in each case, on such terms and for such compensation (including bonuses and benefits) as the General Partner may determine;

         6.2.13 sell, license or otherwise dispose of any or all of the Property of the Partnership;

         6.2.14 enter into business asset or equity acquisitions, joint ventures and other strategic alliances, including mergers and consolidations;

         6.2.15 enter into financing arrangements or borrow money on behalf of the Partnership, and secure any such financings or borrowings by granting security interests and other liens on the Partnership's Property;

         6.2.16 approve the annual business plan for the Partnership, including the capital and operating budgets for the Partnership;

         6.2.17 take any action for the (A) commencement of a voluntary case under applicable bankruptcy, insolvency or similar law now or hereinafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the Partnership's discretion, (C) consent to the appointment or taking possession of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Partnership or of any substantial part of the Partnership's Property or (D) making by the Partnership of a general assignment for the benefit of creditors;

         6.2.18 enter into any transaction with an Affiliate of a General Partner, provided that such transaction is on arms' length terms and conditions; and

         6.2.19 call a meeting of Partners from time to time as the General Partner deems necessary or advisable.

6.3 Other Interests of Partners: The General Partner shall conduct all of its business through the Partnership. The Limited Partners and their Affiliates shall be prohibited from competing with the Partnership to the extent set forth in the Gemini Non-Competition Agreement.

6.4      Limited Authority of Limited Partners:  The Limited Partners shall not:

         6.4.1      take part in the control of the business of the Partnership;

         6.4.2 execute any document that binds or purports to bind the Partnership;

         6.4.3 hold itself out as having the power or authority to bind the Partnership;

         6.4.4 undertake any obligation or responsibility on behalf of the Partnership;

         6.4.5 bring any action for partition or sale in connection with any Property of the Partnership, whether real or personal, or register or permit any lien or charge in respect of such Property; or

         6.4.6 take any action that may jeopardize the status of the Partnership as a limited partnership for U.S. Federal income tax purposes.

6.5 Reliance by Third Parties: Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of Property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the Property of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it was the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner's representatives with respect to any business or Property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to enquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representatives with respect to any business or Property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representatives were duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

6.6 Compensation, Expenses and Reimbursement of the General Partner: All expenses incurred in connection with the organization of the Partnership shall be borne by the Partnership. The General Partner shall be reimbursed on a monthly basis for all fair and reasonable expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership or the General Partner or who is an employee of the Partnership or the General Partner). Such reimbursement shall be in addition to any reimbursement to a General Partner as a result of indemnification pursuant to Section 6.7 hereof.

6.7      Indemnification of Partners:

         6.7.1 The Partnership shall indemnify and hold harmless the Partners, their respective Affiliates, all of their respective officers, directors, partners, stockholders, employees, and agents and all of the officers, employees and agents of the Partnership (individually, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities, and expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise ("Losses"), arising out of or incidental to the business of the Partnership, regardless of whether an Indemnitee continues to be a Partner, an Affiliate, or an officer, director, partner, stockholder, employee, or agent of a Partner or of an Affiliate at the time any such Loss is paid or incurred, if the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit, or proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's actions constituted willful misconduct.

         6.7.2 Expenses (including legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this
                    Section 6.7 shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

         6.7.3 The indemnification provided by this Section 6.7 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as General Partner or as a partner, stockholder, officer, director, employee or agent of a Partner, or as to action in the Indemnitee's capacity as a Person serving at the request of the Partnership as set forth above, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee. Such indemnification, however, shall only apply to Losses incurred by virtue of the Indemnitee's status as General Partner, Affiliate or officer, director, partner, stockholder, employee or agent thereof, and not as to Losses incurred in other capacities (for example, by virtue of otherwise contracting with the Partnership).

         6.7.4 The Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees and other such Persons as the Partnership shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         6.7.5 Any indemnification hereunder shall be satisfied only out of the assets of the Partnership and no Partner shall be subject to personal liability by reason of these indemnification provisions.

         6.7.6 An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         6.7.7 The provisions of this Section 6.7 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

         6.7.8 Any Person that proposes to assert the right to be indemnified under this Section 6.7 shall, promptly after receipt of notice of any action that is subject to indemnification hereunder, notify the Partnership of the commencement of such action, enclosing a copy of all papers served. The failure so to notify the Partnership of any such action shall not relieve it from any liability that it may have to any Indemnitees hereunder, unless the Partnership is prejudiced thereby. In case any such action shall be brought and notice given to the Partnership of the commencement thereof, the Partnership shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from the Partnership to such Indemnitee of its election so to assume the defense thereof, the Partnership shall not be liable to such Indemnitee for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such Indemnitee at the request of the Partnership in connection with the defense thereof. The Indemnitee shall have the right to employ separate counsel and to participate in (but not control) any such action,but the fees and expenses of such counsel shall be the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Partnership, (ii) the employment of separate counsel is necessitated by a conflicting interest among the Indemnitees or (iii) the Partnership shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be liable for any settlement of any action or claims affected without its written consent unless the Partnership has failed to assume the defense of any such action or claims.

6.8 Liability of the General Partner: The General Partner and its Affiliates and all officers, directors, partners, stockholders, employees and agents of the General Partner and its Affiliates shall not be liable to the Partnership or to the Limited Partners for any losses sustained or liabilities incurred as a result of any act or omission of the General Partner, its Affiliates or any such officers, directors, partners, stockholders, employees or agents if (i) the General Partner, such Affiliate, or such officer, director, partner, stockholder, employee or agent acted in good faith and in a manner it, he or she reasonable believed to be in, or not opposed to, the best interests of the Partnership, and (ii) the conduct of the General Partner, such Affiliate or such officer, director, partner, stockholder, employee or agent did not constitute willful misconduct. For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance upon the advice of legal counsel or accountants selected with reasonable care, shall be conclusively presumed to have been done or omitted to be done in good faith and not to constitute willful misconduct.

6.9 Reliance by General Partner: The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The General Partner may consult with legal counsel, and other consultants and advisers selected by it, and any advice of such Person as to matters which the General Partner believes to be within such Person's professional experience shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such advice.

6.10 Conversion to Corporate Form: If the General Partner shall determine that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form, the General Partner may incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership, provided that, the General Partner may not incorporate the Partnership within two (2) years from the Effective Date without the consent of the Limited Partners if to do so would have material adverse tax consequences to the Limited Partners. In connection with any such incorporation of the Partnership, the Partners shall receive, in exchange for their Partnership Units, shares of capital stock of such corporation having the same relative rights and preferences as to dividends and distributions and the same voting and transfer rights, subject in each case to any modifications required solely as a result of the conversion to corporate form (all such rights and preferences being referred to, collectively, as "Equity Rights"), as are set forth in this Agreement as among the holders of interests in the Partnership.

                                    ARTICLE 7
                                    ---------

           TRANSFERS OF PARTNERSHIP UNITS AND WITHDRAWALS OF PARTNERS
           ----------------------------------------------------------

7.1 General Restriction on Transfer of Partnership Units: Except as specifically set forth in this Article 7, neither the General Partner nor the Limited Partners may Transfer any Partnership Units.

7.2 Transfers Pursuant to Exchange Agreement: Subject to Section 7.4, the Limited Partners shall be permitted to exchange Partnership Units for shares of Common Stock pursuant to the terms and conditions set forth in the Exchange Agreement.

7.3 Assignments to Permitted Transferee: Subject to Section 7.4, the General Partner may at any time assign its Partnership Units to a Permitted Transferee and the Limited Partners, with the consent of the General Partner (such consent not to be unreasonably withheld) may assign its Partnership Units to a Permitted Transferee; provided that in all such cases such Partner and its Permitted Transferee complies with Section 7.5.

7.4      Specific Restrictions on Transfer of Partnership Units:

         7.4.1 No exchange or assignment of a Partnership Unit may be made if such exchange or assignment (i) would violate the then applicable federal or state securities laws or rules and regulations of the Commission, state securities commission, or rules and regulations of any other government agencies with jurisdiction over such exchange or assignment or (ii) would affect the Partnership's existence or qualification under the Act. If an exchange or assignment of a Partnership Unit is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall exchange or assign all or any portion of such Partner's Partnership Units unless and until such Partner, upon the request of the Partnership, delivers to the Partnership an opinion of counsel, addressed to the Partnership, reasonably satisfactory to the Partnership, to the effect that (A) such Partnership Unit has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Partnership Unit is exempt from any registration requirements imposed by such laws and that the proposed exchange or assignment does not violate any other applicable requirements of federal or state securities laws and (B) that such exchange or assignment shall not adversely affect the tax status of the Partnership. Such opinion shall not be deemed delivered until the Partnership confirms to such Partner that such opinion is acceptable.

         7.4.2 Notwithstanding the other provisions of this Agreement, the General Partner shall monitor the exchange or assignment of Partnership Units to determine (i) if such Partnership Units are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and (ii) whether additional exchanges or assignments of Partnership Units would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Partnership Units shall not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take (and cause its Affiliates to take) all steps reasonably necessary or appropriate to prevent any trading of Partnership Units or any recognition by the Partnership of exchanges or assignments made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

7.5 Requirements for Transfers: Notwithstanding anything to the contrary contained herein, in order for an assignment to take place pursuant to
         Section 7.3:

         7.5.1 the assignee must execute a counterpart of this Agreement or otherwise agree in writing to be bound by its terms;

         7.5.2 there shall have been compliance with relevant requirements of the Act and all other applicable legislation, including securities legislation;

         7.5.3 in the case of an assignment to a Permitted Transferee, evidence reasonably satisfactory to the General Partner must have been produced to the effect that the assignor is a Permitted Transferee and that such assignment will not result in a lien or charge upon or against Partnership assets; and

         7.6 the General Partner, acting reasonably, must be satisfied that (i) the assignment or the assignee will not impair the ability of the Partnership to be taxed as a partnership for federal income tax purposes and (ii) the assignment will not cause the Partnership's tax year to close or the Partnership to terminate for federal income tax purposes under Section 708 of the Code.

7.7 Documentation and Costs: Any assignee shall execute any and all documents reasonably requested by the General Partner and shall pay all reasonable expenses incurred by the Partnership in connection with the assignment of Partnership Units, including the cost of the preparation, filing and publishing of any amendment to this Agreement.

7.8 Withdrawal: No Partner may withdraw from the Partnership without the prior written consent of the General Partner, which consent shall be within the absolute discretion of the General Partner.

7.9 Invalid Transfer: Any Transfer of a partnership interest that does not comply with the provisions of this Agreement shall be invalid and shall not vest any interest in the assignee.


                                    ARTICLE 8
                                    ---------

                           DISSOLUTION AND LIQUIDATION
                           ---------------------------

8.1 Dissolution: The Partnership shall dissolve on the first to occur of the following:

         8.1.1      The expiration of the term of the Partnership as provided in
                    Section 2.5;

         8.1.2 The sale of all of the assets of the Partnership and the collection and distribution of all proceeds (including interest on deferred payments) from such sale;

         8.1.3 The exchange pursuant to the Exchange Agreement of all of the Partnership Units held by the Limited Partners;

         8.1.4      At such time as required by the Act; or

         8.1.5 The determination of the Partners to dissolve the Partnership.

8.2 Continuation of Partnership: To the extent permitted by the Act, upon dissolution of the Partnership in accordance with Section 8.1.4 the remaining Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement if on the affirmative vote of the holders of a majority of Partnership Units. the Partners agree in writing (a) to continue the business of the Partnership and (b) to the appointment, if necessary, of a successor General Partner. Unless such an election is made within 90 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 90 days after dissolution, then (i) the reconstituted Partnership shall continue until dissolved in accordance with this
         Article 8 and (ii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership.

8.3 Winding Up Affairs and Liquidation: Upon the dissolution of the Partnership, the General Partner or the Persons required or permitted by law to carry out the winding up of the affairs of the Partnership (the "Liquidator") shall promptly notify all Partners of such dissolution, shall proceed to the liquidation of the assets of the Partnership by converting such assets to cash insofar as deemed practicable by the General Partner or the Liquidator, shall wind up the affairs of the Partnership, and, after paying or providing for the payment of all liabilities and obligations of the Partnership, shall distribute the proceeds of liquidation and other assets of the Partnership as provided by law and the terms of this Agreement.

8.4 Distribution on Dissolution: The proceeds of liquidation and other assets of the Partnership shall be applied and distributed in the following order of priority:

         8.4.1 To the payment of debts and liabilities of the Partnership (including any loans and advances that may have been made by any of the Partners, or amounts owing to any of the Partners) and the expenses of liquidation;

         8.4.2 To the setting up of any reserves that the General Partner or the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to an escrow holder approved by the General Partner or the Liquidator to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period, as the General Partner or the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

         8.4.3 Any balance then remaining shall be distributed to the Partners in accordance with their Capital Accounts. Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive any specific Property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

8.5 Assets Other Than Cash: Assets of the Partnership, with the approval of the General Partner, may be distributed in kind on the basis of their then appraised value. For purposes of making such distribution only, the unrealized profit or loss on any such asset (based on its fair market value) shall be first allocated among the Partners and the distribution of the asset shall be treated as a distribution of cash equal to the fair market value of such asset.


                                    ARTICLE 9
                                    ---------

                                 FISCAL MATTERS
                                 --------------

9.1 Books and Records: The Partnership shall keep complete and up to date books and records at its office setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership's business. The Partnership shall also maintain at its office the following:

         9.1.1 A current list of each Partner set forth in alphabetical order, together with each Partner's Capital Contributions and Partnership Units;

         9.1.2 A copy of the certificate of limited partnership of the Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

         9.1.3 Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six
                    (6) most recent Fiscal Years;

         9.1.4 Copies of the original of this Agreement and all amendments thereto;

         9.1.5 Financial statements of the Partnership for the six (6) most recent Fiscal Years; and

         9.1.6 The Partnership's books and records for the then current year and the past three (3) Fiscal Years.

         The General Partner shall make available to the Partnership's auditors or accountants or other duly authorized representatives of the Partnership such information and material as may be required by such auditors, accountants or authorized representatives and shall otherwise give such cooperation as may be reasonably necessary for the auditors, accountants or authorized representatives to carry out their duties to the Partnership in accordance with the provisions hereof.

9.2 Access to Books and Records: Upon the reasonable request of the Limited Partners, the General Partner shall promptly deliver to the Limited Partners, at the Limited Partners' expense, the current list of Partners, a copy of the certificate of limited partnership of the Partnership and all amendments thereto, copies of this Agreement and all amendments thereto and a copy of any state filings by the Partnership. A Limited Partner shall have the right on reasonable request to inspect and copy during normal business hours any of the Partnership's records required to be maintained pursuant to Section 9.1 (other than those deemed by the General Partner to be confidential) and to obtain from the General Partner promptly after becoming available, a copy of the Partnership's federal, state and local income tax or information returns and reports for each Fiscal Year. The General Partner shall promptly furnish to a Limited Partner a copy of any amendment to this Agreement executed by the General Partner pursuant to a power of attorney from a Limited Partner.

9.3 Tax Returns: The General Partner shall cause the Partnership to file when due all federal, state and local income tax or information returns due under laws in force in the United States and to withhold and remit to the appropriate governmental agencies any amounts required to be paid under applicable laws.

9.4 Fiscal Year: The "Fiscal Year" of the Partnership shall mean the year as determined under Code Section 706(b).

9.5 Accounting and Tax Elections: All decisions as to accounting matters and all elections required or permitted to be made by the Partnership under the Code, including elections pursuant to Code Sections 732(d) and 754 (or corresponding provisions of succeeding law or state law) shall be made by the General Partner.

9.6 Information for the General Partner: The Partnership shall prepare all such records and information as may be necessary for the General Partner to use for the proper filing of all documents required to be filed by the General Partner with the Commission.


                                   ARTICLE 10
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

10.1 Notices: Except as otherwise provided herein, any notice, consent, waiver, offer, request, or vote, required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon delivery thereof if delivered by messenger or courier service to the Partner to be notified, or (ii) upon acknowledgment of receipt thereof if transmitted to a valid telecopier number for the Partner to be notified; in each case the Partner is to be notified at the address and telecopier numbers on Exhibit E.

10.2 Limited Power of Attorney: The Limited Partners, by the Limited Partners' execution of this Agreement, irrevocably constitute and appoint the General Partner as the Limited Partners' true and lawful attorney and agent, with full power and authority in the Limited Partners' name, place and stead to execute, acknowledge and deliver and to file or record in any appropriate public office:

         10.2.1     this Agreement and counterparts thereof;

         10.2.2 all instruments that the General Partner deems appropriate to reflect any amendment, change or modification to the Partnership or to this Agreement in accordance with the terms hereof; including, without limitation, any amendment to this Agreement and/or to any certificate or other instrument that may be necessary, desirable or appropriate to reflect or comply with the provisions of Sections 2.1 and 2.8;

         10.2.3 all certificates and instruments and amendments thereto that the General Partner deems necessary or appropriate to form, qualify or continue the qualification of the Partnership in or otherwise comply with the laws of any jurisdiction where the Partnership may do business or own or lease Property in order to maintain the limited liability of the Limited Partners and to comply with all applicable laws of such jurisdiction;

         10.2.4 all conveyances and instruments that the General Partner deems appropriate or necessary to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement;

         10.2.5 any and all other certificates and instruments that may be required to be filed by the Partnership under the laws of the United States or in any jurisdiction therein; and

         10.2.6 all transfers, certificates and other documents and to make all such statements as may, in the opinion of the General Partner, be necessary or desirable in order to carry through to completion any exchange or assignment of a Partnership Unit pursuant to the terms of this Agreement.

         This power of attorney shall be deemed to be coupled with an interest and shall survive the exchange or assignment by the Limited Partners of their Partnership Units. Notwithstanding the existence of this power of attorney, each Limited Partner agrees to join in the execution, acknowledgement and delivery of the instruments referred to above if requested to do so by the General Partner. The power of attorney granted to the General Partner is a limited power of attorney that does not authorize the General Partner to act on behalf of the Limited Partners except to execute the documents described in this Section 10.2.

10.3 Integration: This Agreement, the agreements referred to herein and the agreements referred to therein set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby.

10.4 Applicable Law: This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

10.5 Counterparts: This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterparts.

10.6 Severability: In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications shall not in any way be affected or impaired.

10.7 Captions: The captions and headings in this Agreement are for convenience only and shall not be considered in interpreting any provision of this Agreement.

10.8 Binding Effect: Except as otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

10.9 Gender and Number: Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and the masculine, feminine and neuter genders shall each be deemed to include the other.

10.10 Amendment: Except as otherwise provided, this Agreement may be amended in whole or in part only by an agreement in writing signed by the General Partner and all the Limited Partners.

10.11 Exhibits: Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

10.12 Partnership Tax Audits: The General Partner is designated as the Partnership's "Tax Matters Partner" (the "TMP") in accordance with the provisions of Code Section 6231(a)(7). The TMP shall receive no compensation for its services as the TMP.

10.13 Arbitration: Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which is settled in writing within thirty
         (30) days after it arises, shall be settled by arbitration in Delaware or such other jurisdiction as the parties may agree upon, in accordance with the laws of the State of Delaware and under the rules then obtaining of the American Arbitration Association (or any successor thereto), and judgment upon the award rendered in said arbitration shall be final and may be entered in any court in the State of Texas or Florida or elsewhere having jurisdiction thereof. Any party hereto may apply for such arbitration.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               EPi HealthTech Inc.

                               By:         s/  Arup Sen
                                           -------------------------------------
                                                        Arup Sen, President



                                           s/  Krishna Jayaraman
                                           -------------------------------------
                                                        Krishna Jayaraman


                                           s/ Shashikala Jayaraman
                                           -------------------------------------
                                                        Shashikala Jayaraman